                                                                      EXHIBIT 11

                                             WORTHINGTON FOODS, INC.
                                        COMPUTATION OF EARNINGS PER SHARE

                                                          THREE MONTHS ENDED               SIX MONTHS ENDED
                                                          ------------------               ----------------
                                                        7/3/98          7/4/97          7/3/98          7/4/97
                                                        ------          ------          ------          ------
Basic:

Weighted average number of common
shares outstanding .............................      11,723,816      11,517,857      11,683,762      11,488,176
                                                     ===========     ===========     ===========     ===========

Net income .....................................     $ 2,870,000     $ 2,535,000     $ 5,027,000     $ 4,390,000
                                                     ===========     ===========     ===========     ===========

Earnings per share .............................     $      0.25     $      0.22     $      0.43     $      0.38
                                                     ===========     ===========     ===========     ===========




Diluted:

Weighted average number of common
  shares outstanding ...........................      11,723,816      11,517,857      11,683,762      11,488,176

Net effect of dilutive stock options based
  on the treasury stock method using the
  average market price during the period .......         364,725         489,061         341,217         493,795
                                                     -----------     -----------     -----------     -----------

Weighted average common and common
  equivalent shares used in computing
  earnings per share ...........................      12,088,541      12,006,918      12,024,979      11,981,971
                                                     ===========     ===========     ===========     ===========

Net income .....................................     $ 2,870,000     $ 2,535,000     $ 5,027,000     $ 4,390,000
                                                     ===========     ===========     ===========     ===========

Earnings per share .............................     $      0.24     $      0.21     $      0.42     $      0.37
                                                     ===========     ===========     ===========     ===========

Note: 1997 share amounts have been adjusted to reflect the four-for-three share split in December, 1997.

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